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                                                                    Exhibit 99.1


                    STATEMENT PURSUANT TO 18 U.S.C. 'SS' 1350

         Pursuant to 18 U.S.C. 'SS' 1350, the undersigned certifies that, to the best of my knowledge, the Annual Report on Form 11-K for the year ended December 31, 2002 of The Profit Sharing Plan of Quest Diagnostics Incorporated, as being filed with the Securities and Exchange Commission concurrently herewith, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 'SS' 78m or 78o(d)) and that the information contained in the Annual Report fairly presents, in all material respects, the statement of net assets available for benefits and the statement of changes in net assets available for benefits of The Profit Sharing Plan of Quest Diagnostics Incorporated.


Dated:  June 27, 2003               /s/ Robert A. Hagemann
                                    --------------------------------------------
                                    Robert A. Hagemann
                                    Member of the Quest Diagnostics Incorporated
                                    Employee Benefits Administration Committee,
                                    Plan Administrator